UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K



                       Pursuant to Sections 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 6, 1997



                                 CHANNEL i INC.
                          [formerly Channel i Limited]
               (Exact name of registrant as specified in charter)



                                     Nevada
         (State or other jurisdiction of incorporation or organization)


       33-25889-LA                                    33-0264030
(Commission File Number)                 (I.R.S. Employer Identification Number)



           700-555 West Hastings Street, Vancouver, BC, Canada V6B 4N5
              (Address of Principal Executive Offices and Zip Code)


                                 (604) 482-1211
              (Registrant's telephone number, including area code)





                  1720 Placita de Santos, Tucson, Arizona 85704
          (Former name or former address, if changed since last report)

Item 9.

     Channel i Inc. ("Company") completed in one day an offering of 596,250 Preferred Stock Units at a price of Sixty-Five Cents (US$0.65) per Unit, each Preferred Stock Unit consisting of:

     (a) one (1) share of Series A, Voting Convertible Preferred Stock, par value $.00001 per share of the Company;

     (b) one (1) Class B Common Stock Purchase Warrant, each Class B Warrant entitling the holder thereof to purchase one share of the Company's US$0.001 par common stock from the date of issuance until February 6, 1998, at a price of eight and one-half cents (US$0.085) per share.

     (c) one (1) Class C Common Stock Purchase Warrant, each Class C Warrant entitling the holder thereof to purchase one share of the Company's US$0.001 par common stock from the date of issuance until February 6, 1998, at a price of ten and one-half cents (US$0.105) per share.

     (d) one (1) Class D Common Stock Purchase Warrant, each Class D Warrant entitling the holder thereof to purchase one share of the Company's US$0.001 par common stock from the date of issuance until February 6, 1998, at a price of twelve and one-half cents (US$0.125) per share.

     The Preferred Stock Units were offered and sold outside the United States of America in reliance upon Rule 903(c)(2) of Regulation S of the Securities and Exchange Commission under the Securities Act of 1933, as amended. No value was assigned or any part of the Preferred Stock Unit purchase price allocated to the warrants.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:   February 20, 1997
                                      CHANNEL i INC




                                      By: /s/ Robert G. Clarke
                                      ------------------------
                                      Robert G. Clarke, President